UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

current report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 31, 2011
Date of Report (Date of Earliest Event Reported)

SOVRAN SELF STORAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Other Jurisdiction Of Incorporation)	1-13820 (Commission File Number)	16-1194043 (I.R.S. Employer Identification Number)

6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)

(716) 633-1850
(Registrants' Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
[ ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

On May 31, 2011, Sovran Self Storage, Inc. (the "Company") filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary (the "Articles Supplementary") reclassifying all 1,700,000 authorized but unissued shares of the 9.85% Series B Cumulative Redeemable Preferred Stock of the Company, as shares of Preferred Stock, $.01 par value per share, of the Company with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as set forth in the Company's charter.  A copy of the Articles Supplementary is attached to this report as Exhibit 3.1 and is incorporated by reference in this report.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

3.1          Articles Supplementary reclassifying shares of Series B Cumulative Redeemable Preferred Stock into Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 31, 2011	SOVRAN SELF STORAGE, INC. By /s/ DAVID L. ROGERS Name: David L. Rogers Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                Description

3.1	Articles Supplementary reclassifying shares of Series B Cumulative Redeemable Preferred Stock into Preferred Stock